                          OFFER TO PURCHASE FOR CASH
                            SHARES OF COMMON STOCK
                                      OF
                            CEDAR INCOME FUND, LTD.
                                      AT
                              $7.00 NET PER SHARE
                                      BY
                               CEDAR BAY COMPANY

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     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
   YORK CITY TIME, ON FEBRUARY 10, 1998, UNLESS THE OFFER IS EXTENDED.
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                                                               January 12, 1998

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing copies of the following documents:

       1. Offer to Purchase, dated January 12, 1998, of Cedar Bay Company (the "Purchaser").

       2. Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

       3. Notice of Guaranteed Delivery for Shares to be used to accept the Offer if certificates for Shares are not immediately available or if such certificates and all other required documents cannot be delivered to The Bank of New York (the "Depositary") by the Expiration Date or if the procedure for book-entry transfer cannot be completed by the Expiration Date.

       4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

       5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

       6. A return envelope addressed to the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 10, 1998, UNLESS THE OFFER IS EXTENDED.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal with any required signature guarantees, and any other required documents, should be sent to the Depositary, and either stock certificates representing the tendered Shares should be delivered to the Depositary, or such certificates for such Shares should be tendered by book-entry transfer into the Depositary's account maintained at one of the Book-Entry Transfer Facilities (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their stock certificates for the Shares or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 8 ("Procedures for Accepting the Offer and Tendering Shares -- Guaranteed Delivery") of the Offer to Purchase.

     The Purchaser will not pay any commissions or fees to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for reasonable
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and necessary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, Georgeson & Company Inc. at 1-800-223-2064.

   Very truly yours,



   GEORGESON & COMPANY INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, CEDAR INCOME FUND, LTD., THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.